Exhibit 99.1

Unaudited Pro Forma Combined Condensed Financial Statements

The unaudited pro forma combined condensed financial statements give effect to the transactions, as described below. The unaudited pro forma combined condensed balance sheet gives effect to the transactions as if they had occurred on December 31, 2021 and the unaudited pro forma combined condensed statement of operations gives effect to the transactions as if they had occurred on October 1, 2020. The unaudited pro forma combined condensed financial statements were prepared using the accounting for transactions between entities under common control under U.S. generally accepted accounting principles, or GAAP, which is subject to change and interpretation. Prior to completion of the transaction, both BellRing Brands, Inc. (formerly known as BellRing Distribution, LLC, “New BellRing”) and BellRing Intermediate Holdings, Inc. (formerly known as BellRing Brands, Inc., “Old BellRing”) were controlled by Post Holdings, Inc. (“Post”) and as such, the transactions were accounted for as a transfer of interest under common control in accordance with Accounting Standards Codification Topic 805-50-15-6. Accordingly, New BellRing’s combined financial statements will recognize the assets and liabilities received in the transaction at their historical carrying amounts, as reflected in the historical consolidated financial statements of Old BellRing. The unaudited pro forma combined condensed financial statements have been prepared by Old BellRing management and are based on Old BellRing’s historical financial statements and the assumptions and adjustments described in the notes to the unaudited pro forma combined condensed financial information below. The presentation of the unaudited pro forma financial statements is prepared in conformity with Article 11 of Regulation S-X rules effective January 1, 2021.

Old BellRing’s historical financial information for the three months ended December 31, 2021 and for the fiscal year ended September 30, 2021 have been derived from Old BellRing’s consolidated financial statements and the related notes, in each case, in Old BellRing’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K for the corresponding periods, which are available at the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov.

The unaudited pro forma combined condensed financial statements have been prepared to include transaction accounting and autonomous entity adjustments to reflect the financial condition and results of operations as if New BellRing were a separate stand-alone entity.

Transaction accounting adjustments that reflect the effects of Old BellRing’s legal separation from Post include the following adjustments:

•

adjustments for the completion of the separation (the “separation”) of Post and New BellRing under the terms described in the transaction agreement and plan of merger, dated as of October 26, 2021 (as amended, modified or supplemented from time to time, including by that certain amendment no. 1 to the transaction agreement and plan of merger, dated as of February 28, 2022);

•

adjustments for the (i) issuance by New BellRing of 7.00% Senior Notes due 2030 (the “notes”) and borrowing under the New BellRing credit agreement (collectively, the “New BellRing debt financing transactions,” with the indebtedness incurred under the New BellRing debt financing transactions referred to as the “New BellRing debt”) and (ii) the repayment of Old BellRing’s outstanding indebtedness under BellRing Brands, LLC’s (“BellRing LLC”) credit agreement;

•

adjustments for the dissolution of Old BellRing’s Up-C structure, including the reversal of the liability related to the tax receivable agreement between Old BellRing and Post and the resulting tax impacts of a higher effective tax rate more closely aligned with other C-corporations;

•	adjustments for Post’s spin-off of 80.1% of its interest in New BellRing to its shareholders (the “distribution”); and

•

adjustments for the merger (the “merger”) of BellRing Merger Sub Corporation, a wholly-owned subsidiary of New BellRing, with and into Old BellRing, as a result of which, Old BellRing became a direct, wholly owned subsidiary of New BellRing, with New BellRing as the new public parent company of Old BellRing and the successor registrant to Old BellRing.

Autonomous entity adjustments of incremental expense or other changes necessary to reflect the operations and financial position of Old BellRing as an autonomous entity when Old BellRing was previously part of Post include the following adjustments:

•	adjustments for incremental costs expected to be incurred under the amended and restated master services agreement between New BellRing and Post; and

•	adjustments to deferred taxes related to the anticipated termination of BellRing LLC’s partnership structure for U.S. federal, state and local income tax purposes.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma combined condensed financial statements and Old BellRing’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Old BellRing’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the corresponding periods, which are available at the SEC’s website at www.sec.gov. In addition, the unaudited pro forma combined condensed financial statements were based on and should be read in conjunction with the separate unaudited condensed consolidated financial statements of Old BellRing as of December 31, 2021 and 2020 and for the quarters ended December 31, 2021 and 2020, the separate audited consolidated financial statements of Old BellRing as of September 30, 2021 and 2020 and for the years ended September 30, 2021, 2020 and 2019, and the related notes, in each case, in Old BellRing’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the corresponding periods, which are available at the SEC’s website at www.sec.gov.

The unaudited pro forma combined condensed financial statements have been presented for informational purposes only. The pro forma information is not necessarily indicative of what New BellRing’s financial position or results of operations actually would have been had the transactions been completed as of the dates indicated. In addition, the unaudited pro forma combined condensed financial statements do not purport to project New BellRing’s future financial position or operating results. In addition, the unaudited pro forma combined condensed financial statements include adjustments which are preliminary and have been made solely for the purpose of providing unaudited pro forma combined condensed financial statements prepared in accordance with the rules and regulations of the SEC. There can be no assurance that such revisions will not result in material changes.

The unaudited pro forma combined condensed financial statements may not reflect all cost savings, operating synergies or revenue enhancements that New BellRing may achieve as a result of the transactions or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements. The unaudited pro forma combined condensed financial statements also do not reflect all future costs that may be incurred in the future as a result of these transactions or the costs to transition certain corporate functions from Post to New BellRing.

Unaudited pro forma combined condensed statement of operations

For the three months ended December 31, 2021

(in millions, except per share data)

	Old BellRing historical	Transaction accounting adjustments		Autonomous entity adjustments		New BellRing pro forma
Net Sales	$306.5	$—		$—		$306.5
Cost of goods sold	214.2	—		—		214.2

Gross Profit	92.3	—		—		92.3
Selling, general and administrative expenses	36.8	(2.0	)(h)	0.7	(k)	35.5
Amortization of intangible assets	4.9	—		—		4.9

Operating Profit	50.6	2.0		(0.7)		51.9
Interest expense, net	8.4	7.8	(i)	—		16.2

Earnings before Income Taxes	42.2	(5.8)		(0.7)		35.7
Income tax expense	2.9	5.8	(d)	(0.2	)(l)	8.5

Net Earnings Including Redeemable Noncontrolling Interest	39.3	(11.6)		(0.5)		27.2
Less: Net earnings attributable to noncontrolling interest	31.1	(31.1	)(e)	—		—

Net Earnings Available to Old BellRing Class A Common Stockholders	$8.2	$19.5		$(0.5)		$27.2

Earnings per Share of Old BellRing Class A Common Stock:
Basic	$0.21	—		—		$0.20
Diluted	$0.21	—		—		$0.20
Weighted-average Shares of Old BellRing Class A Common Stock Outstanding:
Basic	39.4	97.4	(j)	—		136.8
Diluted	39.6	97.4	(j)	—		137.0

See accompanying notes to unaudited pro forma combined condensed financial information.

Unaudited pro forma combined condensed statement of operations

For the year ended September 30, 2021

(in millions, except per share data)

	Old BellRing historical	Transaction accounting adjustments		Autonomous entity adjustments		New BellRing pro forma
Net Sales	$1,247.1	$—		$—		$1,247.1
Cost of goods sold	860.9	—		—		860.9

Gross Profit	386.2	—		—		386.2
Selling, general and administrative expenses	167.1	13.3	(h)	2.8	(k)	183.2
Amortization of intangible assets	51.2	—		—		51.2
Other operating expenses, net	(0.1)	—		—		(0.1)

Operating Profit	168.0	(13.3)		(2.8)		151.9
Interest expense, net	43.2	21.6	(i)	—		64.8
Loss on refinancing of debt	1.6	—		—		1.6

Earnings before Income Taxes	123.2	(34.9)		(2.8)		85.5
Income tax expense	8.8	13.9	(d)	(1.3	)(l)	21.4

Net Earnings Including Redeemable Noncontrolling Interest	114.4	(48.8)		(1.5)		64.1
Less: Net earnings attributable to noncontrolling interest	86.8	(86.8	)(e)	—		—

Net Earnings Available to Old BellRing Class A Common Stockholders	$27.6	$38.0		$(1.5)		$64.1

Earnings per Share of Old BellRing Class A Common Stock:
Basic	$0.70	—		—		$0.47
Diluted	$0.70	—		—		$0.47
Weighted-average Shares of Old BellRing Class A Common Stock Outstanding:
Basic	39.5	97.5	(j)	—		137.0
Diluted	39.7	97.5	(j)	—		137.2

See accompanying notes to unaudited pro forma combined condensed financial information.

Unaudited pro forma combined condensed balance sheet

As of December 31, 2021

(in millions, except per share data)

	Old BellRing historical	Transaction accounting adjustments		Autonomous entity adjustments		New BellRing pro forma
Current Assets
Cash and cash equivalents	$30.4	$0.7	(a)	$—		$31.1
Receivables, net	118.2	—		—		118.2
Inventories	130.2	—		—		130.2
Prepaid expenses and other current assets	18.8	(1.4	)(h)	—		17.4

Total Current Assets	297.6	(0.7)		—		296.9
Property, net	9.1	—		—		9.1
Goodwill	65.9	—		—		65.9
Other intangible assets, net	218.2	—		—		218.2
Other assets	9.8	0.6	(b)	—		10.4

Total Assets	$600.6	$(0.1)		$—		$600.5

Current Liabilities
Current portion of long-term debt	$35.0	$(35.0	)(b)	$—		$—
Accounts payable	72.5	(0.2	)(h)	—		72.3
Other current liabilities	38.2	(4.6	)(c,h)	—		33.6

Total Current Liabilities	145.7	(39.8)		—		105.9
Long-term debt	473.4	465.7	(b)	—		939.1
Deferred income taxes	8.5	4.5	(d)	(5.0	)(l)	8.0
Other liabilities	19.9	(10.2	)(c)	—		9.7

Total Liabilities	647.5	420.2		(5.0)		1,062.7
Redeemable noncontrolling interest	2,780.9	(2,780.9	)(e)	—		—
Stockholders’ Deficit
Preferred stock	—	—		—		—
Common stock	0.4	1.0	(f)	—		1.4
Accumulated deficit	(2,806.6)	2,358.2	(a,b,c,d,e,f,g,h)	5.0	(l)	(443.4)
Accumulated other comprehensive loss	(3.5)	1.4	(g)	—		(2.1)
Treasury stock, at cost	(18.1)	—		—		(18.1)

Total Stockholders’ Deficit	(2,827.8)	2,360.6		5.0		(462.2)

Total Liabilities and Stockholders’ Deficit	$600.6	$(0.1)		$—		$600.5

See accompanying notes to unaudited pro forma combined condensed financial information.

Notes to unaudited pro forma combined condensed financial information

(in millions, except where indicated otherwise)

Transaction accounting adjustments

(a) Reflects (i) proceeds of $550.4 received in connection with the issuance of the notes by New BellRing (with the remaining $289.6 representing incremental value to Post in connection with such issuance), plus (ii) $109.0 aggregate principal amount of borrowing under the New BellRing credit agreement drawn at the completion of the transactions, less (iii) the repayment of the outstanding indebtedness under the BellRing LLC credit agreement of $519.8, less (iv) the payment by New BellRing of an aggregate cash consideration amount of $115.5 to Old BellRing stockholders in connection with the merger, less (v) payment of the historical interest rate swaps, transaction, debt issuance and deferred financing fees of $23.4. Upon the distribution, the sole outstanding share of Old BellRing Class B Common Stock was cancelled with no consideration to New BellRing.

(b) Reflects (i) the entry by New BellRing into the $250.0 New BellRing credit agreement, of which $109.0 aggregate principal amount was drawn at the completion of the transactions, (ii) New BellRing’s issuance of the notes, in each case of clauses (i) and (ii), net of aggregate debt issuance costs of $9.9, and (iii) the repayment of the outstanding indebtedness under the BellRing LLC credit agreement of $519.8, net of debt issuance costs. In connection with the New BellRing debt financing transactions and the repayment of the outstanding indebtedness under the BellRing LLC credit agreement, deferred financing fees of $1.4 and $0.8 were deferred and reversed, respectively. All existing Old BellRing debt was extinguished in connection with the transaction.

The New BellRing credit agreement consists of a $250.0 revolving credit facility with a $20.0 letter of credit subfacility that will mature in five years. The credit agreement permits New BellRing to borrow in U.S. Dollars, Euros or Pounds Sterling. Borrowings under the New BellRing credit agreement bear interest, at New BellRing’s option, at an annual rate, subject to certain adjustments, equal to (i) Term SOFR (based on the secured overnight financing rate) or (ii) the Base Rate, plus a margin of 3.00%-3.75% for Term SOFR loans or 2.00%-2.75% for Base Rate loans, depending on New BellRing’s secured net leverage ratio. Commitment fees on the daily unused amount of commitments under the credit agreement will accrue at a rate of 0.25%-0.375% depending on New BellRing’s secured net leverage ratio. For additional information on the interest rate expense adjustment, see Note (i) of these “Notes to Unaudited Pro Forma Combined Condensed Financial Information.”

(c) The Old BellRing historical financial statements include a $10.5 liability, which will be relieved as described below, recorded pursuant to the existing tax receivable agreement between Old BellRing and Post with respect to disproportionate allocations of tax benefits under Section 704(c) of the Code between Old BellRing and Post as a result of the dissolution of the Old BellRing Up-C structure in connection with the transactions. A $0.3 payment by Old BellRing to Post with respect to periods prior to the completion of the transactions is expected and recorded in “Other current liabilities.” No other amounts are expected to become payable under the existing tax receivable agreement. The adjustment of $10.2 in “Other liabilities” reflects the reversal of the remaining existing tax receivable liability. The existing tax receivable agreement between Old BellRing and Post will remain in effect should any tax benefits covered under the existing tax receivable agreement with respect to periods prior to the completion of the transactions accrue in future periods, but the existing tax receivable agreement will no longer be applicable for tax benefits that accrue with respect to periods after the completion of the transactions. In addition, no early termination payment or fee will be paid or received by either Old BellRing or Post in connection with the transactions.

(d) Reflects the resulting tax impacts of a higher effective tax rate more closely aligned with other C-corporations in the U.S. Prior to the transaction, Old BellRing took into account for U.S. federal, state and local income tax purposes its 28.8% distributive share of items of income, gain, loss and deduction of BellRing LLC.

(e) Reflects the removal of the noncontrolling interest in BellRing LLC.

(f) Reflects the contribution by Post of all BellRing LLC units to New BellRing.

(g) Reflects the payment of the existing interest rate swap and the removal of the unamortized interest rate swap losses associated with the BellRing LLC term loan outstanding under the BellRing LLC credit agreement.

(h) Reflects $12.9 of estimated transaction costs resulting from the separation and distribution as well as the removal of income previously recorded related to the tax receivable agreement as of September 30, 2021. Also reflects the removal of transaction costs that were expensed, prepaid and accrued in the historical financials as of December 31, 2021. Actual transaction costs incurred may differ from the estimates.

(i) Reflects expense of $16.2 and $64.8 related to the incurrence of the New BellRing debt for the three months ended December 31, 2021 and the year ended September 30, 2021, respectively, and the removal of expense of $8.4 and $43.2 related to previously outstanding indebtedness under the BellRing LLC credit agreement for the three months ended December 31, 2021 and the year ended September 30, 2021, respectively. For the New BellRing debt, interest expense was calculated using a weighted-average interest rate of 7.0% (including interest on the principal balance of the notes and borrowings under the New BellRing credit agreement).

(j) Pro forma weighted-average shares for basic and diluted earnings per share were adjusted to reflect the contribution by Post of all of the BellRing LLC units to New BellRing.

Autonomous entity adjustments

(k) Reflects $1.3 and $5.0 estimated expense under the amended and restated master services agreement entered into between New BellRing and Post for the three months ended December 31, 2021 and the year ended September 30, 2021, respectively, offset by the removal of $0.6 and $2.2 of expense incurred under BellRing LLC’s previous master services agreement with Post for the three months ended December 31, 2021 and the year ended September 30, 2021, respectively.

(l) Reflects the income tax effects of pro forma adjustments related to the amended and restated master services agreement described in note (k) above and the adjustment to deferred taxes related to the anticipated termination of BellRing LLC’s partnership structure for U.S. federal, state and local income tax purposes.